Exhibit 21

Subsidiaries of Registrant

As of December 31, 2006

Legal Name	Domicile
Equitable Resources, Inc.	USA, Pennsylvania
Appalachian Drilling LLC	USA, Delaware
Eastern Seven Partners, LP	USA, Delaware
Eastern Series 1997 Trust	USA, Delaware
Eastern Four, LLC	USA, Delaware
EPC Investments, Inc.	USA, Delaware
ERI International	Cayman Islands
EQT Capital Corporation	USA, Delaware
EQT Holdings Company, LLC	USA, Delaware
EQT Holdings Management Company, LLC	USA, Delaware
EQT International Holdings Corporation	USA, Delaware
EQT Investments, LLC	USA, Delaware
EQT Investments Holdings, LLC	USA, Delaware
EQT IP Ventures, LLC	USA, Delaware
Equitable Energy Holdings Corporation	USA, Delaware
Equitable Energy, LLC	USA, Delaware
Equitable Gathering, Inc.	USA, Pennsylvania
Equitable Gathering, LLC	USA, Delaware
Equitable Gathering Equity, LLC	USA, Delaware
Equitable Homeworks, LLC	USA, Pennsylvania
Equitable Production Company	USA, Pennsylvania
Equitable Production Services, LP	USA, Delaware
Equitable Resources Insurance Company, Ltd.	Cayman Islands
Equitable Utilities Investments, Inc.	USA, Delaware
Equitrans, LP	USA, Pennsylvania
ERI Group LDC	Cayman Islands
ERI Holdings	Cayman Islands
ET Blue Grass Clearing, LLC	USA, Delaware
ET Blue Grass Company	USA, Delaware
Kentucky West Virginia Gas Company, LLC	USA, Delaware